Exhibit 99.197

CalPX/Perot Systems Potential Joint Business Opportunities SERVCO May 13, 1999 Alhambra, CA Perot Systems Confidential

OBJECTIVE Explore establishment of a service bureau through a partnership between California Power Exchange (CalPX) and Perot Systems Corporation (PSC) that capitalizes on business knowledge and name recognition of CalPX and technology knowledge, name recognition and financial resources of PSC to provide world class outsourcing of a number of energy related services to the energy market place in California and worldwide.

OBJECTIVES Identify opportunities and agree on areas of shared interests - are there many opportunities that we are missing? Identify major challenges for each opportunity - can we overcome them? Discuss commercial relationships - is there a place for a third party? Discuss the time line and the logistics - can we wait any longer? Discuss & agree on "Go To Market" approach and plan - can we afford it?

Business Opportunities Trading/scheduling brokerage services Settlements services Clearing services Meter data management services End customer energy management services Market monitoring services Market design and other consulting and system integration services

Trading/Scheduling Brokerage Services Provide energy trading and scheduling brokerage services to smaller trading companies through the implementation of a service bureau to allow our customers to reduce cost of operation and focus on their core business

Trading/Scheduling Brokerage Services Phone trading for California wholesale market FTR and ETC trading for California wholesale market Intertie scheduling for California wholesale market Tagging for California wholesale market Futures and forwards for California wholesale market Provide global services - retail and wholesale (single interface for trading in all markets)

Settlements Services Provide energy settlements outsourcing services through the implementation of a service bureau to allow our customers to reduce cost of operation and focus on their core business

Settlements Services Wholesale settlements in California - outsourcing CalPX existing settlements services Enhanced wholesale settlements services in California - predictive settlements, CFD settlements services Retail energy settlements services Gas settlements services Global settlements services

Clearing Services Provide energy clearing services through the implementation of a service bureau and in partnership with a financial institution to provide our customers risk management and other financial services

Clearing Services Billing services Banking services/EDI Risk management services Electronic commerce

Meter Data Management Services Provide meter data management services through implementation of a service bureau to allow energy traders to comply with regulatory requirements as well as to provide alternative energy metering services without establishing costly meter data management infrastructures

Meter Data Management Services Regulatory obligations Value added services - multiple-site meter data consolidation, etc.

End Customer Energy Management Services Provide supply contract negotiation and energy management services through the implementation of a service bureau to allow end customers to manage and reduce their cost of energy consumption

End Customer Energy Management Services Supply contracts negotiation Energy management services - may be combined with meter data management services

Market Monitoring Provide market monitoring services through the implementation of a service bureau to all power exchanges worldwide to allow for independent monitoring of the operation of such exchanges

Market Design and Other Consulting and System Integration Services Capitalize on business and technology expertise of the partners to provide consulting services to all emerging and operating power exchanges worldwide in successful formation and efficient operation of such power exchanges

Next Steps Identify major challenges for each opportunity Finalize commercial relationships Finalize time line and the logistics Agree on "Go To Market" approach and plan

Major Challenges Regulatory - how do we overcome regulatory challenges? Financing - how will we finance the venture? Staffing - where do we find all the qualified folks - specially for brokerage services? Conflicts - what are the conflicts? Technology - can we transfer technologies from regulated to non-regulated side? what other technologies do we need to develop? Competition - what are our differentiators? do we need to partner with competitors?

Commercial Relationships Form of the corporation - new partnership LLC or use existing companies? Roles and responsibilities in financing, staffing, management, etc. Etc.

Timeline and Logistics Location - California or low cost state? Staffing - start with minimum possible staff and expand or go all the way from the beginning? Start date - before summer of 1999 at least for some of the brokerage services? Etc.

Go To Market

Agenda for General Meeting